SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 31st day of January, 2007.

AMONG:

SUN CAL ENERGY, INC., a Nevada corporation

(“Pubco”)

AND:

SUN CAL ENERGY, CORP., a Nevada corporation

(“Priveco”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF PRIVECO AS LISTED ON SCHEDULE 1 ATTACHED HERETO

(the “Selling Shareholders”)

AND:

SUN CAL ENERGY CANADA CORP., a British Columbia corporation with a registered office at Suite 800, 885 West Georgia Street, Vancouver, British Columbia V6C 3H1

(“SUN CAL CANADA”)

WHEREAS:

A.                      Sun Cal Canada is party to a letter agreement with Western Energy Capital LLC dated for reference on 4th day of October, 2006 (the “Western Energy Agreement”);

B.                      Sun Cal Canada is also party to a letter agreement with TriMar Energy Partners, Inc. dated for reference on 18th day of October, 2006 (the “TriMar Energy Agreement”);

C.                      Sun Cal Canada is a wholly-owned subsidiary of Priveco;

D.                      The parties hereto wish to enter this Share Exchange Agreement whereby Pubco will issue 26,925,000 shares of common stock in the capital of Pubco for all of the issued and outstanding shares of Priveco to the shareholders of Priveco on the basis of one share of Pubco for every one share of Priveco; and

E.                      Upon the terms and subject to the conditions set forth in this Agreement, the Selling Shareholders have agreed to sell all of the issued and outstanding common shares of Priveco held by the Selling Shareholders to Pubco in exchange for common shares of Pubco.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1. DEFINITIONS

1.1                      Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)

“Closing” shall mean the completion of the Transaction, in accordance with Section 8 hereof, at which time the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(c)

“Closing Date” shall mean March 12, 2007, or a date mutually agreed upon by the parties hereto in writing and in accordance with Section 8 following the satisfaction or waiver by Pubco and Priveco of the conditions precedent set out in Sections 6.1 and 6.2 respectively; but in no event will the Closing Date be later than March 25, 2007, without the written consent of both Pubco and Priveco;

(d)	“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(e)	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

(f)	“Priveco” shall have the meaning ascribed to it in the preamble to this Agreement;

(g)	“Priveco Common Stock” shall have the meaning ascribed to it in Section 3.3;

(h)

“Priveco Shares” shall mean the 26,925,000 shares of Priveco Common Stock held by the Selling Shareholders, being all of the issued and outstanding common shares of Priveco beneficially held, either directly or indirectly, by the Selling Shareholders;

(i)	“Pubco” shall have the meaning ascribed to it in the preamble to this Agreement;

(j)	“Pubco Shares” shall mean those 26,925,000 fully paid and non-assessable common shares of Pubco to be issued to the Selling Shareholders by Pubco on the Closing Date;

(k)	“SEC” shall mean the United States Securities and Exchange Commission;

(l)	“Selling Shareholders” shall have the meaning ascribed to it in the preamble to this Agreement;

(m)	“Sun Cal Canada” shall have the meaning ascribed to it in the preamble to this Agreement;

(n)

“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(o)	“Transaction” shall mean the purchase of the Priveco Shares by Pubco from the Selling Shareholders in consideration for the issuance of the Pubco Shares.

(p)	“TriMar Energy Agreement” shall have the meaning ascribed to it in Recital B;

(q)	“Western Energy Agreement” shall have the meaning ascribed to it in Recital A;

1.2                      Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1	-	List of Selling Shareholders
Schedule 2	-	Certificate of Canadian or Non-U.S. Selling Shareholders
Schedule 3	-	Accredited Investor Questionnaire for U.S. Selling Shareholders
Schedule 4	-	Directors and Officers of Priveco and Sun Cal Canada
Schedule 5	-	Directors and Officers of Pubco
Schedule 6	-	Priveco and Sun Cal Canada Leases, Subleases, Claims, Capital Expenditures, Taxes and Other Property Interests
Schedule 7	-	Priveco and Sun Cal Canada Material Contracts
Schedule 8	-	Intentionally Omitted
Schedule 9	-	Pubco Bank Account Information
Schedule 10	-	Pubco Undisclosed Liabilities

1.3                      Currency. All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2. AGREEMENT OF PURCHASE AND SALE OF SHARES

2.1                      Agreement of Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Selling Shareholders hereby covenant and agree to sell, assign and transfer to Pubco, and Pubco hereby covenants and agrees to purchase from the Selling Shareholders all of the Priveco Shares held by the Selling Shareholders.

2.2                      Consideration. As consideration for the sale of the Priveco Shares by the Selling Shareholders, Pubco shall allot and issue the Pubco Shares to the Selling Shareholders in the amount set out opposite each Selling Shareholder’s name in Schedule 1 on the basis of one Pubco Share for each one Priveco Share held by each Selling Shareholder. The Selling Shareholders acknowledge and agree that the Pubco Shares are being issued pursuant to a safe harbor from the prospectus and registration requirements of the United States Securities Act of 1933 (the “1933 Act”). The Selling Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Pubco Shares issued on Closing will be endorsed with the following legend pursuant to the 1933 Act in order to reflect the fact that the Pubco Shares are restricted securities and will be issued to the Selling Shareholders pursuant to a safe harbor from the registration requirements of the 1933 Act:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

Each Selling Shareholder who is a Canadian resident agrees to fill in and execute a Schedule 2 “Certificate of Canadian and Other Non-U.S. Shareholder” and each Selling Shareholder who is a U.S. resident agrees to fill in and execute a Schedule 3 “Accredited Investor Questionnaire”. Each Selling Shareholder agrees that the representations set out in such schedules as executed by the Selling Shareholders will be true and correct as of the Closing Date.

2.3                      Share Exchange Procedure. On Closing, each Selling Shareholder will exchange his, her or its certificate representing the Priveco Shares by delivering such certificate to Pubco (by execution of this Agreement, each Selling Shareholder irrevocably appoints the President of Priveco as his, her or its attorney in fact to endorse his, her or its certificate representing the Priveco Shares for transfer to effect the transaction contemplated in this Agreement), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Pubco Shares to the holder thereof together with a filled in and executed Schedule 2 or Schedule 3, as the case may be.

2.4                      Restricted Shares. The Selling Shareholders acknowledge that the Pubco Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the

1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with all applicable securities laws. Each Selling Shareholder agrees that he/she/it has been given an opportunity to seek and obtain independent legal advice as to the resale restrictions applicable in their jurisdiction of residence, and under U.S. securities laws generally. Pubco has not undertaken, and will have no obligation, to register any of the Pubco Shares under the 1933 Act; provided, however, that Pubco will assist in providing legal opinions to the Selling Shareholders at the Selling Shareholders’ cost when the Selling Shareholders may resell their shares under Rule 144 promulgated under the 1933 Act.

2.5                      Exemptions. The Selling Shareholders acknowledge that Pubco has advised such Selling Shareholders that Pubco is relying on an exemption from the prospectus and registration requirements of applicable securities legislation in all jurisdictions (the “Applicable Securities Legislation”) relevant to the issuance of the Pubco Shares to each of the Selling Shareholders, and, as a consequence, the Selling Shareholders will not be entitled to certain protections, rights and remedies available under Applicable Securities Legislation, including statutory rights of rescission or damages, and the Selling Shareholders will not receive information that would otherwise be required to be provided to the Selling Shareholders pursuant to applicable securities legislation.

2.6                      Canadian Resale Restrictions. The Selling Shareholders acknowledge that Pubco is not a reporting issuer in any province or territory of Canada and accordingly, any applicable hold periods under the Applicable Securities Legislation may never expire, and the Pubco Shares may be subject to resale restrictions for an indefinite period of time. Additionally, the Selling Shareholders acknowledge that resale of any of the Pubco Shares by the Selling Shareholders resident in Canada is restricted except pursuant to an exemption from the Applicable Securities Legislation.

2.7                      Exchange of Warrants. On Closing, the Selling Shareholders holding warrants to purchase shares of Priveco Common Stock at the price of $1.50 per share shall have their warrants exchanged into warrants to purchase shares of Pubco Common Stock at the price of $1.50 per share.

3. REPRESENTATIONS AND WARRANTIES OF PRIVECO AND SUN CAL CANADA

Priveco and Sun Cal Canada jointly and severally represent and warrant to Pubco, and acknowledge that Pubco is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Pubco, as follows:

3.1                      Organization and Good Standing. Priveco is a corporation duly organized, validly existing and in good standing under the laws of State of Nevada and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Sun Cal Canada is a corporation duly organized, validly existing and in good standing under the laws of Province of British Columbia and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

3.2                      Authority. Each of Priveco and Sun Cal Canada has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Priveco and Sun Cal Canada Documents”) to be signed by Priveco and Sun Cal Canada, as the case may be, and to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Priveco and Sun Cal Canada Documents by Priveco or Sun Cal Canada, as the case may be, and the consummation of the transactions contemplated hereby have been duly authorized by Priveco and Sun Cal Canada’s respective boards of directors. No other corporate or shareholder proceedings on the part of Priveco or Sun Cal Canada is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Priveco and Sun Cal Canada Documents when executed and delivered by Priveco or Sun Cal Canada, as the case may be, as contemplated by this Agreement will be, duly executed and delivered by Priveco or Sun Cal Canada, respectively, and this Agreement is, and the other Priveco and Sun Cal Canada Documents when executed and delivered by Priveco and Sun Cal Canada as contemplated hereby will be, valid and binding obligations of Priveco and Sun Cal Canada enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

3.3                      Capitalization of Priveco. The entire authorized capital stock and other equity securities of Priveco consist of 100,000,000 shares of common stock with a par value of $0.001 per share (the “Priveco Common Stock”). There are 26,925,000 shares of Priveco Common Stock issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Priveco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the general corporate laws of the State of Nevada and its articles and bylaws. Other than 1,125,000 warrants to purchase Priveco Common Stock at the price of $1.50 per share, there are no agreements purporting to restrict the transfer of the Priveco Common Stock, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Priveco Common Stock. The entire authorized capital stock and other equity securities of Sun Cal Canada consist of an unlimited number of common shares. There are 100 common shares of Sun Cal Canada issued and outstanding as of the date of this Agreement. All of the issued and outstanding common shares of Sun Cal Canada have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to preemptive rights and were issued in full compliance with the Business Corporations Act (British Columbia) and its articles and bylaws.

3.4                      Shareholders of Priveco Common Stock. The shareholders listed in Schedule 1 to this Agreement are the only registered and beneficial holders of the Priveco Shares.

3.5                      Directors and Officers of Priveco and Sun Cal Canada. The duly elected or appointed directors and the duly appointed officers of Priveco and Sun Cal Canada respectively are as set out in Schedule 4.

3.6                      Wholly-Owned Subsidiary. Priveco has one wholly-owned subsidiary, being Sun Cal Canada.

3.7                      Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Priveco or Sun Cal Canada under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Priveco or Sun Cal Canada, or any of its material property or assets;

(b)	violate any provision of the articles or bylaws of Priveco or Sun Cal Canada; or

(c)

violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Priveco or Sun Cal Canada or any of its material property or assets.

3.8                      Actions and Proceedings. To the best knowledge of Priveco and Sun Cal Canada, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Priveco or Sun Cal Canada or which involves any of the business, or the properties or assets of Priveco or Sun Cal Canada that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Priveco or Sun Cal Canada taken as a whole (a “Priveco or Sun Cal Canada Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Priveco or Sun Cal Canada Material Adverse Effect.

3.9                      Compliance.

(a)

To the best knowledge of Priveco and Sun Cal Canada, Priveco and Sun Cal Canada are in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Priveco and Sun Cal Canada;

(b)

To the best knowledge of Priveco and Sun Cal Canada, Priveco and Sun Cal Canada are not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Priveco or Sun Cal Canada Material Adverse Effect; and

(c)

Each of Priveco and Sun Cal Canada has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Priveco and Sun Cal Canada have not received any notice of any violation thereof, nor is Priveco or Sun Cal Canada aware of any valid basis therefore.

3.10                      Filings, Consents and Approvals. To the best knowledge of Priveco and Sun Cal Canada, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Priveco and Sun Cal Canada of the Transaction contemplated by this Agreement or to enable Priveco or Sun Cal Canada to continue to conduct its business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.11                      Absence of Undisclosed Liabilities. Except as disclosed in Schedules 6 and 7, Priveco and Sun Cal Canada do not have any liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that could in the aggregate exceed $5,000, which have not heretofore been paid or discharged.

For purposes of this Agreement, the term “liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

3.12                      Absence of Changes. Since the date of incorporation of Priveco and Sun Cal Canada, and except as modified or disclosed in Schedule 6 or Schedule 7, as applicable, neither Priveco nor Sun Cal Canada has:

(a)

incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Priveco or Sun Cal Canada to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)

made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(j)

other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

3.13                      Personal Property. Priveco and Sun Cal Canada possess, and have good and marketable title of all property necessary for the continued operation of the business of Priveco and Sun Cal Canada as presently conducted and as represented to Pubco and Sun Cal Canada. All such property is used in the business of Priveco and Sun Cal Canada. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Priveco and Sun Cal Canada are owned by Priveco or Sun Cal Canada free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 6.

3.14                      Intellectual Property. Priveco doe not have any intellectual property.

3.15                      Employees and Consultants. Priveco does not have any employees or consultants.

3.16                      Real Property. Neither Priveco nor Sun Cal Canada owns any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Priveco or Sun Cal Canada is a party or is bound, as set out in Schedule 6, is legal, valid, binding, enforceable and in full force and effect in all material respects. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms on the Closing Date. Neither Priveco nor Sun Cal Canada has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.17                      Material Contracts and Transactions. Schedule 7 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which Priveco or Sun Cal Canada is a party, including the TriMar Energy Agreement and the Western Energy Agreement (each, a “Contract”). The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.18                      Certain Transactions. Neither Priveco nor Sun Cal Canada is a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.19                      No Brokers. Neither Priveco nor Sun Cal Canada has incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

3.20                      Completeness of Disclosure. No representation or warranty by Priveco or Sun Cal Canada in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Pubco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4. REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS

Each of the Selling Shareholders jointly and severally represents and warrants to Pubco, and acknowledges that Pubco is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Pubco, as follows:

4.1                      Each Selling Shareholder is the registered and beneficial owner of the number of Priveco Shares listed next to his or her name in Column III of the Table set forth in Schedule 1 to this Agreement and each Selling Shareholder has no interest, legal or beneficial, direct or indirect, in any other shares of, or the assets or business of Priveco or Sun Cal Canada.

4.2                      Schedule 1 to this Agreement contains a true and complete list of each Selling Shareholder’s name and address.

4.3                      Each Selling Shareholder has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the beneficial title and ownership of the Priveco Shares to Pubco.

4.4                      Each Selling Shareholder who is a resident of the United States, by completing the Accredited Investor Questionnaire in the form attached hereto under Schedule 3, is representing and warranting that he or she is an “Accredited Investor”, as the term is defined in Regulation D under the 1933 Act.

5. REPRESENTATIONS AND WARRANTIES OF PUBCO

Pubco represents and warrants to Priveco, Sun Cal Canada and the Selling Shareholders and acknowledges that Priveco, Sun Cal Canada and the Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Priveco, Sun Cal Canada or the Selling Shareholders, as follows:

5.1                      Organization and Good Standing. Pubco is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

5.2                      Authority. Pubco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Pubco Documents”) to be signed by Pubco and to perform its obligations hereunder and to consummate the Transaction contemplated hereby. The execution and delivery of each of the Pubco Documents by Pubco and the consummation by Pubco of the Transaction contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Pubco is necessary to authorize such documents or to consummate the Transaction contemplated hereby. This Agreement has been, and the other Pubco Documents when executed and delivered by Pubco as contemplated by this Agreement will be, duly executed and delivered by Pubco and this Agreement is, and the other Pubco Documents when executed and delivered by Pubco, as contemplated hereby will be, valid and binding obligations of Pubco enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

5.3                      Capitalization of Pubco. The entire authorized capital stock and other equity securities of Pubco consist of 750,000,000 shares of common stock with a par value of $0.001 (the “Pubco Common Stock”). As of the date of this Agreement, there are 51,250,000 shares of Pubco Common Stock issued and outstanding. On the Closing Date, Pubco will have issued and outstanding no more than 51,250,000 shares of Pubco Common Stock immediately prior to the issuance of the Pubco Shares as contemplated by this Agreement. All of the issued and outstanding shares of Pubco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. There are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Pubco to issue any additional shares of Pubco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Pubco any shares of Pubco Common Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the Pubco Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Pubco Common Stock other than those shares held by affiliates of Pubco.

5.4                      Directors and Officers of Pubco. The duly elected or appointed directors and the duly appointed officers of Pubco are as listed on Schedule 5.

5.5                      Corporate Records of Pubco. The corporate records of Pubco, as required to be maintained by it pursuant to the Nevada Corporations Code, are accurate, complete and current in all material respects, and the minute book of Pubco is, in all material respects, correct and contains all material records required by the laws of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Pubco.

5.6                      Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of this Transaction will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Pubco under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Pubco or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of Pubco; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Pubco or any of its material property or assets.

5.7                      Validity of Pubco Common Stock Issuable upon the Transaction. The Pubco Shares to be issued to the Selling Shareholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

5.8                      Actions and Proceedings. To the best knowledge of Pubco, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Pubco, threatened against Pubco which involves any of the business, or the properties or assets of Pubco that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Pubco taken as a whole (an “Pubco Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such an Pubco Material Adverse Effect.

5.9                      Compliance.

(a)

To the best knowledge of Pubco, Pubco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Pubco;

(b)

To the best knowledge of Pubco, Pubco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute an Pubco Material Adverse Effect;

(c)

Pubco has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Pubco, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)

Pubco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Pubco has not received any notice of any violation thereof, nor is Pubco aware of any valid basis therefore.

5.10                      Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Pubco of the Transaction contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

5.11                      SEC Filings. Pubco has furnished or made available to Priveco and the Selling Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Pubco with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Pubco SEC Documents”). As of their respective dates, the Pubco SEC Documents complied in all material respects with the requirements of the 1933 Act, or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Pubco SEC Documents.

5.12                      Absence of Undisclosed Liabilities. Except as disclosed in Schedule 10, Pubco does not have any material liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that could in the aggregate exceed $5,000, which have not heretofore been paid or discharged.

5.13                      Absence of Certain Changes or Events. Since the Pubco Accounting Date, except as and to the extent disclosed in the Pubco SEC Documents, there has not been:

(a)	a Pubco Material Adverse Effect; or

(b)	any material change by Pubco in its accounting methods, principles or practices.

5.14                      No Subsidiaries. Pubco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

5.15                      Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Pubco, except as disclosed in the Pubco SEC Documents.

5.16                      Employees and Consultants. Pubco does not have any employees or consultants, except as disclosed in the Pubco SEC Documents.

5.17                      Material Contracts and Transactions. There are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Pubco is a party, except as disclosed in the Pubco SEC Documents.

5.18                      No Brokers. Pubco has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

5.19                      Certain Transactions. Pubco is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

5.20                      Bank Accounts. All of the bank accounts and safety deposit boxes of Pubco are listed on Schedule 9.

5.21                      Completeness of Disclosure. No representation or warranty by Pubco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Priveco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

6. CLOSING CONDITIONS

6.1                      Conditions Precedent to Closing by Pubco. The obligation of Pubco to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions of closing are for the benefit of Pubco and may be waived by Pubco in its sole discretion.

(a)

Representations and Warranties. The representations and warranties of Priveco and Sun Cal Canada set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and each of Priveco and Sun Cal Canada will have delivered to Pubco a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Priveco and Sun Cal Canada respectively in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that Priveco, Sun Cal Canada and the Selling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)

Transaction Documents. This Agreement, the Priveco Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Pubco, will have been executed and delivered to Pubco.

(d)	Secretary’s Certificate – Priveco and Sun Cal Canada. Pubco will have received a certificate from the Secretary of each of Priveco and Sun Cal Canada attaching:

(i)	a copy of Priveco and Sun Cal Canada’s respective articles, bylaws and all other incorporation documents, as amended through the Closing Date, and

(ii)

copies of resolutions duly adopted by the board of directors of Priveco and Sun Cal Canada respectively approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)	Third Party Consents. Pubco will have received duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Pubco.

(f)	No Material Adverse Change. No Priveco or Sun Cal Canada Material Adverse Effect will have occurred since the date of this Agreement.

(g)	No Action. No suit, action, or proceeding will be pending or threatened which would:

	(i)	prevent the consummation of any of the transactions contemplated by this Agreement, or

	(ii)	cause the Transaction to be rescinded following consummation.

(h)	Outstanding Shares. Priveco will have no more than 26,925,000 shares of Priveco Common Stock issued and outstanding on the Closing Date.

(i)

Due Diligence. Pubco and its solicitors will be reasonably satisfied with their due diligence investigation of Priveco and Sun Cal Canada that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

	(i)	materials, documents and information in the possession and control of Priveco, Sun Cal Canada and the Selling Shareholders which are reasonably germane to the Transaction,

	(ii)	a physical inspection of the assets of Priveco and Sun Cal Canada by Pubco or its representatives, and

	(iii)	title to the material assets of Priveco and Sun Cal Canada.

(j)

Compliance with Securities Laws. Pubco will have received evidence satisfactory to Pubco that the Pubco Shares issuable in the Transaction will be issuable without registration pursuant to the 1933 Act and the Applicable Securities Legislation in reliance on a safe harbor from the registration requirements of the 1933 Act and the Applicable Securities Legislation.

6.2                      Conditions Precedent to Closing by Priveco. The obligation of Priveco, Sun Cal Canada and the Selling Shareholders to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Priveco, Sun Cal Canada and the Selling Shareholders and may be waived by Priveco, Sun Cal Canada and the Selling Shareholders in their discretion.

(a)

Representations and Warranties. The representations and warranties of Pubco set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Pubco will have delivered to Priveco a certificate dated the Closing Date, to the effect that the representations and warranties made by Pubco in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that Pubco is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Pubco must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)

Transaction Documents. This Agreement, the Pubco Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Priveco, will have been executed and delivered by Pubco.

(d)	Secretary’s Certificate - Pubco. Priveco will have received a certificate from the Secretary of Pubco attaching:

	(i)	a copy of Pubco’s articles of incorporation and bylaws, as amended through the Closing Date, and

	(ii)	copies of resolutions duly adopted by the board of directors of Pubco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)	No Material Adverse Change. No Pubco Material Adverse Effect will have occurred since the date of this Agreement.

(f)

No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

	(i)	prevent the consummation of any of the transactions contemplated by this Agreement, or

	(ii)	cause the Transaction to be rescinded following consummation.

(g)

Outstanding Shares. On the Closing Date, Pubco will have issued and outstanding no more than 78,175,000 shares of Pubco Common Stock immediately prior to the issuance of the Pubco Shares as contemplated by this Agreement.

(h)	Public Market. On the Closing Date, the shares of Pubco Common Stock will be quoted on the National Association of Securities Dealers, Inc.’s OTC Bulletin Board.

(i)

Due Diligence Review of Financial Statements. Priveco and its accountants will be reasonably satisfied with their due diligence investigation and review of the Pubco SEC Documents, and the contents thereof, prepared in accordance with the United States generally accepted accounting principles applied in a manner consistent with prior periods.

(j)	Pubco Debts. Pubco will have provided evidence that it has satisfied or will otherwise provide for payment of all material debt on its books and accounts payable.

7. ADDITIONAL COVENANTS OF THE PARTIES

7.1                      Notification of Financial Liabilities. Priveco will immediately notify Pubco in accordance with Section 11.6 hereof, if Priveco receives any advice or notification from its independent certified public accounts that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of Priveco, any properties, assets, liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

7.2                      Access and Investigation. Between the date of this Agreement and the Closing Date, Priveco, on the one hand, and Pubco, on the other hand, will, and will cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)

furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(c)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to cooperate with the other party and its representatives in connection with such investigations.

7.3                      Confidentiality. All information regarding the business of Priveco including, without limitation, financial information that Priveco provided to Pubco during Pubco’s due diligence investigation of Priveco will be kept in strict confidence by Pubco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Pubco or disclosed to any third party (other than Pubco’s professional accounting and legal advisors) without the prior written consent of Priveco. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Priveco, Pubco will immediately return to Priveco (or as directed by Priveco) any information received regarding

Priveco’s business. Likewise, all information regarding the business of Pubco including, without limitation, financial information that Pubco provides to Priveco during its due diligence investigation of Pubco will be kept in strict confidence by Priveco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Priveco or disclosed to any third party (other than Priveco’s professional accounting and legal advisors) without Pubco’s prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Pubco, Priveco will immediately return to Pubco (or as directed by Pubco) any information received regarding Pubco’s business.

7.4                      Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

7.5                      Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Priveco and Pubco will not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Priveco or Pubco, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

7.6                      Conduct of Priveco and Pubco Business Prior to Closing. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, from the date of this Agreement to the Closing Date, and except to the extent that Pubco otherwise consents in writing, Priveco and Sun Cal Canada will operate their respective business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Priveco otherwise consents in writing, Pubco will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

7.7                      Certain Acts Prohibited – Priveco and Sun Cal Canada. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, neither Priveco nor Sun Cal Canada will, without the prior written consent of Pubco:

(a)	amend its articles, bylaws or other incorporation documents;

(b)

incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Priveco or Sun Cal Canada except in the ordinary course of business;

(c)	dispose of or contract to dispose of any Priveco or Sun Cal Canada property or assets, except in the ordinary course of business consistent with past practice;

(d)

issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Priveco Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)	not:

	(i)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Priveco Common Stock, or

	(ii)	split, combine or reclassify any Priveco Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Priveco Common Stock;

(f)

not materially increase benefits or compensation expenses of Priveco, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

7.8                      Certain Acts Prohibited - Pubco. Between the date of this Agreement and the Closing Date, Pubco will not, without the prior written consent of Priveco:

(a)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Pubco except in the ordinary course of business consistent with past practice;

(b)	dispose of or contract to dispose of any Pubco property or assets except in the ordinary course of business consistent with past practice; or

(c)	materially increase benefits or compensation expenses of Pubco, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person.

7.9                      Public Announcements. Pubco and Priveco each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement. Priveco acknowledges that Pubco must comply with securities laws requiring full disclosure of material facts and agreements in which it is involved, and will co-operate to assist Pubco in meeting its obligations.

8. CLOSING

8.1                      Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for Pubco or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Priveco and Pubco, provided such undertakings are satisfactory to each party’s respective legal counsel.

8.2                      Closing Deliveries of Priveco, Sun Cal Canada and the Selling Shareholders. At Closing, Priveco, Sun Cal Canada and the Selling Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Pubco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Priveco and Sun Cal Canada evidencing approval of this Agreement and the Transaction;

(b)

if any of the Selling Shareholders appoint any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding power of attorney or equivalent from such Selling Shareholder;

(c)	share certificates representing the Priveco Shares as required by Section 2.3 of this Agreement;

(d)	warrant certificate(s) representing the outstanding warrants to purchase up to 1,125,000 shares of Priveco Common Stock at the price of US$1.50 per share.

(e)	all certificates and other documents required by Section 6.1 of this Agreement;

(f)	a certificate of an officer of each of Priveco and Sun Cal Canada, dated as of Closing, certifying that:

(i) each respective covenant and obligation of Priveco and Sun Cal Canada has been complied with, and

(ii) each respective representation, warranty and covenant of Priveco and Sun Cal Canada is true and correct at the Closing as if made on and as of the Closing; and

(g)	the Priveco and Sun Cal Canada Documents and any other necessary documents, each duly executed by Priveco, as required to give effect to the Transaction.

8.3                      Closing Deliveries of Pubco. At Closing, Pubco will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Priveco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Pubco evidencing approval of this Agreement and the Transaction;

(b)	share certificates representing the Pubco Shares to the Selling Shareholders in the amounts as set out in Schedule 1;

(c)	warrant certificates representing warrants to purchase 1,125,000 Pubco Common Stock at the price of $1.50 per share;

(d)	all certificates and other documents required by Section 6.2 of this Agreement;

(e)	a certificate of an officer of Pubco, dated as of Closing, certifying that:

(i) each covenant and obligation of Pubco has been complied with, and

(ii) each representation, warranty and covenant of Pubco is true and correct at the Closing as if made on and as of the Closing; and

(f)	the Pubco Documents and any other necessary documents, each duly executed by Pubco, as required to give effect to the Transaction;

9. TERMINATION

9.1                      Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of Pubco and Priveco;

(b)

Pubco, if there has been a material breach by Priveco, Sun Cal Canada or any of the Selling Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Priveco, Sun Cal Canada or the Selling Shareholders that is not cured, to the reasonable satisfaction of Pubco, within ten business days after notice of such breach is given by Pubco (except that no cure period will be provided for a breach by Priveco, Sun Cal Canada or the Selling Shareholders that by its nature cannot be cured);

(c)

Priveco, if there has been a material breach by Pubco of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Pubco that is not cured by the breaching party, to the reasonable satisfaction of Priveco, within ten business days after notice of such breach is given by Priveco (except that no cure period will be provided for a breach by Pubco that by its nature cannot be cured);

(d)	Pubco or Priveco, if the Transaction contemplated by this Agreement has not been consummated prior to March 25, 2007, unless Pubco and Priveco agree to extend such date in writing; or

(e)	Pubco or Priveco, if any injunction or other order of a governmental entity of competent authority prevents the consummation of the Transaction contemplated by this Agreement.

9.2                      Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement will be of no further force or effect, provided, however,

that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

10. INDEMNIFICATION, REMEDIES, SURVIVAL

10.1                      Certain Definitions. For the purposes of this Section 10, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Pubco or Priveco including damages for lost profits or lost business opportunities.

10.2                      Priveco and Sun Cal Canada Indemnity. Priveco and Sun Cal Canada will jointly and severally indemnify, defend, and hold harmless Pubco and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco and its shareholders by reason of, resulting from, based upon or arising out of:

(a)

any misrepresentation, misstatement or breach of warranty of Priveco or Sun Cal Canada contained in or made pursuant to this Agreement, any Priveco and Sun Cal Canada Document or any certificate or other instrument delivered pursuant to this Agreement; and

(b)

the breach or partial breach by Priveco or Sun Cal Canada of any covenant or agreement of Priveco or Sun Cal Canada made in or pursuant to this Agreement, any Priveco and Sun Cal Canada Document or any certificate or other instrument delivered pursuant to this Agreement.

10.3                      Selling Shareholders Indemnity. The Selling Shareholders will and do hereby indemnify, defend, and hold harmless Pubco and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco and its shareholders by reason of, resulting from, based upon or arising out of:

(a)	any breach by the Selling Shareholders of Section 2.2 of this Agreement; or

(b)

any misstatement, misrepresentation or breach of the representations and warranties made by the Selling Shareholders contained in or made pursuant to the certificate set out in Schedule 2, executed by each Selling Shareholder as part of the share exchange procedure detailed in Section 2.3 of this Agreement.

10.4                      Pubco Indemnity. Pubco will indemnify, defend, and hold harmless Priveco, Sun Cal Canada and the Selling Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Priveco, Sun Cal Canada and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(a)

any misrepresentation, misstatement or breach of warranty of Pubco contained in or made pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Pubco of any covenant or agreement of Pubco made in or pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement.

10.5                      Survival of Indemnification. Notwithstanding Section 11.1 hereof, the indemnification provisions of this Section 10 will survive the Closing Date and will continue in full force and effect until two (2) years after the Closing Date.

11. GENERAL

11.1                      Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements will survive the Closing Date and continue in full force and effect until two (2) years after the Closing Date.

11.2                      Further Assurances and Provision of Information. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement. Additionally, Priveco and the Selling Shareholders acknowledge that under SEC rules Pubco must provide registration level information regarding the business of Priveco and agree to provide such information to Pubco in a timely manner prior to closing, and allow Pubco and its representatives free access to all books, records, and other information of Priveco and to its personnel and advisors.

11.3                      Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

11.4                      Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

11.5                      Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

11.6                      Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses listed on the first page of this Agreement (or at such other address for a party as will be specified by like notice). All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

11.7                      Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

11.8                      Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

11.9                      Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

11.10                      Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada applicable to contracts made and to be performed therein.

11.11                      Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

11.12                      Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

11.13                      Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

11.14                      Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

11.15                      Independent Legal Advice. All Selling Shareholders confirm that they have been given an opportunity to seek and obtain independent legal advice prior to execution of this Agreement and cannot and do not rely on the representations of Pubco or its advisors respecting the legal effects of this Agreement.

11.16                      Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SUN CAL ENERGY, INC. (a Nevada corporation)

Per:	/s/ George Drazenovic
Authorized Signatory
Name: George Drazenovic
Title: President

SUN CAL ENERGY, CORP. (a private Nevada corporation)

Per:	/s/ George Drazenovic
Authorized Signatory
Name: George Drazenovic
Title: President

SUN CAL ENERGY CANADA CORP. (a private British Columbia corporation)

Per:	/s/ George Drazenovic
Authorized Signatory
Name: George Drazenovic
Title: President